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                                  Exhibit 23.3

                         Independent Auditors' Consent


The Board of Directors
Presto Lifts, Inc.

We consent to including in the registration statement on Form SB-2 of TBM Holdings Inc. of our report dated June 2, 2000, relating to the balance sheets of Lee Engineering Company, Inc. as of December 31, 1999, and 1998, and the related statements of operations and retained earnings (deficit), and cash flows for the years then ended and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP


Charlotte, North Carolina
October 30, 2000